Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-174543 of our report dated May 3, 2011 (except for Note 10, as to which the date is August 25, 2011) relating to the financial statements of The W Group, Inc. and subsidiaries, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Chicago, Illinois

August 25, 2011